Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$28,939,160
Unrealized Gain (Loss) on Market Value of Commodity Futures	(6,558,720)
Dividend Income	286
Interest Income	12,445
ETF Transaction Fees	2,450
Total Income (Loss)	$22,395,621

Expenses
General Partner Management Fees	$228,287
Professional Fees	27,565
Brokerage Commissions	36,918
Directors' Fees and insurance	2,648
SEC & FINRA Registration Expense	22,010
Total Expenses	317,428
Expense Waiver	(43,484)
Net Expenses	$273,944
Net Income (Loss)	$22,121,677

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/21	$349,832,745
Withdrawals (1,750,000 Shares)	(24,091,229)
Net Income (Loss)	22,121,677

Net Asset Value End of Month	$347,863,193
Net Asset Value Per Share (25,350,000 Shares)	$13.72

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596